UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2012

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive, One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.             Entry into a Material Definitive Agreement.

Merger Agreement

On September 26, 2012, Sealy Corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tempur-Pedic International Inc. (“Tempur”), and Silver Lightning Merger Company, a direct, wholly owned subsidiary of Tempur (“Merger Sub”).  The Merger Agreement provides for the acquisition of the Company by Tempur by means of a merger of Merger Sub with and into the Company, with the Company being the surviving corporation (the “Surviving Corporation”).  As a result of the Merger, the Company would become a wholly owned subsidiary of Tempur (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger:

•                  Each share of the Company’s common stock (other than shares of treasury stock, shares owned by the Company and shares with respect to which appraisal rights are properly exercised and not withdrawn), issued and outstanding immediately prior to the effective time of the Merger, will be converted into the right to receive a cash amount of $2.20 per share, without interest;

•                  Each option to purchase shares of the Company’s common stock, whether or not vested (each a “Company Stock Right”), will be cancelled and converted into the right to receive a cash payment (less any applicable withholding) equal to the product obtained by multiplying (x) the total number of shares of the Company’s common stock subject to such Company Stock Rights or to which such rights relate immediately prior to the effective time of the Merger by (y) the excess, if any, of $2.20 over the per share exercise price of such Company Stock Right;

•                  Each equity share unit issued, whether or not earned and vested in full (each a “Company Share Unit”), will be deemed earned and vested in full and the Surviving Corporation will pay to each grantee of a Company Share Unit, at or promptly after the effective time of the Merger, an amount in cash equal to $2.20 (less any applicable withholding); and

•                  Each restricted stock unit issued (each a “Company RSU”), to the extent not previously earned and vested, will (A) with respect to Company RSUs subject to time-based vesting, be deemed earned and vested in full and (B) with respect to Company RSUs subject to performance-based vesting , be deemed earned and vested as if the applicable target performance goals had been met, and, in each case, the Surviving Corporation shall pay to each grantee of a Company RSU, at or promptly after the effective time, an amount in cash equal to $2.20 (less any applicable withholding).

The closing of the transaction is subject to regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the applicable merger control laws of certain foreign jurisdictions, and other customary closing conditions.  The Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for both the Company and Tempur and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company may be obligated to pay Tempur a termination fee of $25.0 million.  In addition, if antitrust enforcement agencies either commence or inform the parties that they intend to commence an action to enjoin the Merger, (i) Tempur may be required to pay the Company a termination fee of $90.0 million if both parties elect to terminate the Merger Agreement or (ii) a termination fee of $90.0 million (or $40 million if Tempur elects to terminate the Merger Agreement but the Company does not so elect to terminate) if the Merger does not close due to a failure to receive antitrust approval in the nine months following the execution of the Merger Agreement, subject to certain extensions.

The Boards of Directors of the Company, Tempur and Merger Sub have approved the Merger and the Merger Agreement. On September 26, 2012, stockholders of the Company holding approximately 50.55% of the outstanding common stock of the Company signed and delivered a written consent to the Merger.

The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other.  The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other.  The assertions embodied in the Company’s representations and warranties are qualified by information contained in a confidential disclosure schedule that the Company provided to Tempur in connection with the Merger Agreement.  Accordingly, stockholders of the Company should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures.

A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  We encourage you to read the Merger Agreement for a more complete understanding of the transaction.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Support Agreement

Concurrently with the execution of the Merger Agreement, Sealy Holding LLC, an affiliate of Kohlberg Kravis Roberts & Co. L.P. (“Sealy Holding”), signed a support agreement (the “Support Agreement”) whereby it (i) agrees that it will not solicit, initiate, induce or knowingly encourage, facilitate or assist, any inquiry or proposal from, furnish non-public information to, participate in any discussions with, or enter into any agreement with, any person or group regarding any alternative transaction, or approve, endorse or recommend any such alternative transaction, (ii) commits to convert all of its convertible notes following the Merger, (iii) subject to the consummation of the Merger, agrees that it will consent to an amendment to the indenture governing the convertible notes to remove certain covenants and certain events of default and (iv) agrees that it will waive its appraisal rights with respect to the Merger.  Sealy Holding controls approximately 44.54% of the issued and outstanding common stock of the Company.

A copy of the Support Agreement is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.  We encourage you to read the Support Agreement for a more complete understanding of the transaction.  The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement.

Cautionary Note Regarding Forward-Looking Statements. Information set forth in this Current Report on Form 8-K contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Such forward-looking statements include, but are not limited to, statements about the consummation of the Merger and other transactions contemplated by the Merger Agreement. The Company cautions readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Risks and uncertainties include, among others: the ability of the parties to consummate the Merger in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals in a timely manner or at all; and that the transaction may involve unexpected costs or unexpected liabilities, including the possibility of litigation.  The risks included above are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, the current reports on Form 8-K and the other documents the Company has filed with the SEC contain additional factors that could impact the Company’s business and financial performance.  Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Item 8.01.             Other Events.

On September 27, 2012, the Company and Tempur issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 26, 2012, among Tempur-Pedic International Inc., Silver Lightning Merger Company and Sealy Corporation.

2.2	Letter Agreement, dated as of September 26, 2012, between Sealy Holding LLC and Tempur-Pedic International Inc.

99.1	Joint Press Release dated as of September 27, 2012 of Sealy Corporation and Tempur-Pedic International Inc. announcing the execution of a merger agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION

Date: September 27, 2012

	By:	/s/ Michael Q. Murray
Name: Michael Q. Murray
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 26, 2012, among Tempur-Pedic International Inc., Silver Lightning Merger Company and Sealy Corporation.

2.2	Letter Agreement, dated as of September 26, 2012, between Sealy Holding LLC and Tempur-Pedic International Inc.

99.1	Joint Press Release dated as of September 27, 2012 of Sealy Corporation and Tempur-Pedic International Inc. announcing the execution of a merger agreement